UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 29, 2012
(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 29, 2012, Mr. John F. Engele was appointed as Sr. Vice President-Chief Financial Officer of the Registrant.  Concurrent with the appointment of Mr. Engele, Ms. Terri Eggert has resigned as Interim Chief Financial Officer of the Registrant.

Mr. Engele has over 25 years of mining finance and accounting experience including more than 12 years of experience in senior finance executive and CFO roles.  Mr. Engele has substantial industry expertise in multiple areas including, strategic planning, project and corporate finance, accounting, tax, risk management and regulatory compliance.  Most recently Mr. Engele was the Sr. Vice President - CFO of Electrum Ltd.  Previously, Mr. Engele has served as the CFO of AngloGold Ashanti, North America and Vice President Finance - CFO of Queenstake Resources Ltd.  Mr. Engele also has prior experience with Vista, having served as the Registrant’s Vice President Finance - CFO from 2001-03.  Mr. Engele is a Certified Management Accountant in British Columbia, Canada and holds an MBA in Finance and Accounting from Regis University in Denver, Colorado.

Mr. Engele  is not related by blood or marriage to any of the Registrant’s directors or executive officers or any persons nominated by the Registrant to become directors or executive officers. The Registrant has not engaged in any transaction in which Mr. Engele or a person related to Mr. Engele had a direct or indirect material interest. To the Registrant’s knowledge, there is no arrangement or understanding between any of our officers and Mr. Engele pursuant to which he was selected to serve as an officer.

In relation to Mr. Engele’s appointment as Sr. Vice President-Chief Financial Officer, the Registrant has agreed to compensate Mr. Engele at a rate of $280,000 per year, with a standard benefits package of medical, dental, life and disability coverage.  Mr. Engele is also eligible for an annual bonus solely in the discretion of the Board of Directors of the Registrant.  If the Registrant terminates the services of Mr. Engele without just cause or there is a substantial adverse change to Mr. Engele’s duties or title, Mr. Engele will be entitled to continuation of his salary and benefits for 12 months, and all unvested options held by Mr. Engele will be deemed vested.

Ms. Terri Eggert will continue with the Registrant as a consultant for a short period to ensure a smooth transition.  Pursuant to the consulting services contract between the Registrant and Ms. Eggert, she will be paid a completion bonus in relation to her services to the Registrant in the amount of $60,000 and the consulting services agreement will terminate pursuant to its terms.

Item 7.01  Regulation FD

On May 29, 2012, the Registrant issued a press release announcing the appointment of Mr. John F. Engele as Sr. Vice President-Chief Financial Officer of the Registrant.  Mr. Engele replaces our former Interim Chief Financial Officer, Ms. Terri Eggert, who will continue with the Registrant for a short period of time to ensure a smooth transition.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

10.1           Employment Agreement with John F. Engele
99.1           Press Release dated May 29, 2012*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 1, 2012	VISTA GOLD CORP. (Registrant) By: /s/ Fred Earnest Fred Earnest President and Chief Executive Officer

EXHIBIT INDEX

Exhibit     Description
Number

10.1           Employment Agreement with John F. Engele
99.1           Press Release dated May 29, 2012*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.